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                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         NATIONAL TOBACCO COMPANY, L.P.

         THIS Amended and Restated Certificate of Limited Partnership of National Tobacco Company, L.P. ("Partnership"), dated as of May 17, 1996, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. ss.17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on January 17, 1988, with the Secretary of State of the State (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss.17-101, et seq.).

         The Certificate is hereby amended and restated in its entirety to read as follows:

         1. Name. The name of the limited partnership formed and continued hereby is National Tobacco Company, L.P.

         2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         4. General Partner. The name and the business address of the sole general partner of the Partnership is: National Tobacco Finance Corporation, 444 Park Avenue South, New York, New York 10016.

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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Limited Partnership.

                                             NATIONAL TOBACCO FINANCE
                                               CORPORATION

                                             By:
                                                 ------------------------------
                                                 Thomas F. Helms, Jr.
                                                 President/Authorized Person

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